Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Graphic Packaging Holding Company of our report dated February 21, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Graphic Packaging Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

May 23, 2024